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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-28985, Form S-8 No. 333-57269 and Form S-8 No. 333-77557)
pertaining to the 1996 Stock Incentive Plan, the LHS Group Inc. 1998 Employee Stock Purchase Plan, the LHS Group Inc. Amended and Restated Stock Incentive Plan, and the Priority Call Management, Inc. Amended and Restated 1993 Stock Option Plan all of LHS Group Inc. of our report dated February 17, 2000, with respect to the consolidated financial statements of LHS Group Inc. included in this Annual Report (Form 10-K/A), for the year ended December 31, 1999.


                                                      /s/ ERNST & YOUNG LLP


Atlanta, Georgia
June 19, 2000